Exhibit 23.2
                                                       ------------


             Consent of Independent Accountants


We consent to the incorporation by reference in the registration statements of Conrail Inc. and subsidiaries on Forms S-8 (File Nos. 33-19155, 33-44140, 33-57717 and 33-60445), and on Forms S-3 (File
Nos. 33-64670 and 33-62929) of our report dated January 24, 1994, on our audit of the consolidated financial statements and financial statement schedule of Conrail Inc. and subsidiaries for the year ended December 31, 1993, which report is included in this Annual Report on Form 10-K.





COOPERS & LYBRAND L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 25, 1996





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